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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . . 28.0

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2005 (March 2, 2005)

Allos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado 80020		80020
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 426-6262

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1—Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Registered Securities

        On March 2, 2005, Allos Therapeutics, Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement with Warburg Pincus Private Equity VIII, L.P. ("Warburg"), a copy of which is attached hereto as Exhibit 10.41, pursuant to which the Company issued and sold 2,262,443 shares of its Series A Exchangeable Preferred Stock (the "Exchangeable Preferred") to Warburg at a price per share of $22.10, for aggregate proceeds of approximately $50 million. The shares were sold under the Company's shelf Registration Statement on Form S-3 (File No. 333-113353) declared effective by the Securities and Exchange Commission on April 21, 2004. The closing of the sale of shares to Warburg occurred on March 4, 2005. The agreement also provides that the Company may issue up to an additional 452,489 shares of Exchangeable Preferred at the same price per share to certain of the Company's current institutional investors, for an aggregate investment of up to an additional $10 million, subject to certain limitations on the amount of Exchangeable Preferred each institutional investors is entitled to purchase.

        The rights, preferences and privileges of the Exchangeable Preferred are set forth in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Allos Therapeutics, Inc. filed by the Company with the Secretary of State of the State of Delaware on March 3, 2005, a copy of which is attached hereto as Exhibit 4.07. The Exchangeable Preferred will rank senior to each other class of the Company's equity securities with respect to dividend rights and rights upon liquidation, winding up or dissolution, and will be non-voting stock, except as otherwise required by Delaware law and subject to a right of its holders to consent to any amendment of its terms.

        Dividends on each share of Exchangeable Preferred will be cumulative starting one year from the date of original issuance of such share, accrued at an annual rate of 10% of the purchase price per share, compounded quarterly beginning with amounts accrued for the quarter ended March 31, 2006, and unpaid accumulated dividends shall be payable when such share is exchanged for shares of common stock, when such share is redeemed by the Company, upon a liquidation or change in control or otherwise when and as declared by the Company's board of directors. If paid in connection with a redemption of the Exchangeable Preferred, the Company will pay such dividends in cash for amounts accrued through the redemption date. If paid in connection with a liquidation or change in control, the Company will pay such dividends in cash for amounts accrued through the payment date. If paid in connection with the exchange of the Exchangeable Preferred for shares of common stock, the Company will pay such dividends in shares of its common stock in an amount equal to the dividends that would have been payable through the exchange date had such dividends been paid in cash divided by a price per share of $2.21 for such common stock (subject to appropriate adjustment for stock splits, stock dividends and the like). Otherwise, the Company may pay such dividends when and as declared by its board of directors, in cash, additional shares of Exchangeable Preferred or a combination thereof, in its sole discretion.

        Subject to the approval, on or prior to June 4, 2006, of holders of the Company's common stock as required by applicable rules of the Nasdaq National Market, each share of Exchangeable Preferred shall be exchangeable for ten shares of common stock (subject to appropriate adjustment in the event of any stock split, stock dividend and the like affecting the common stock). If such approval is obtained and any required approvals under antitrust laws are obtained within the same time frame, each share of Exchangeable Preferred will automatically be exchanged for shares of the Company's common stock, upon the later of the receipt of such stockholder approval or antitrust clearance, at a conversion rate equal to the original price per share of $22.10 for the Exchangeable Preferred divided by the price per share of $2.21 for the common stock, resulting in an initial exchange rate of ten shares of common stock for each share of Exchangeable Preferred. The exchange price of $2.21 per share for the common stock shall be subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action having the similar effect with respect to the common stock, except that no adjustment will be made with respect to any dividends paid in additional shares of Exchangeable Preferred. Upon any such exchange, all accrued but unpaid dividends (whether or not declared) on the Exchangeable Preferred must be paid in shares of the Company's common stock in an amount equal to the dividends accrued through the exchange date, if any, divided by a price per share of $2.21 for such common stock. Notwithstanding the foregoing, the holders shall have no obligation to exchange the Exchangeable Preferred for common stock if stockholder approval of the exchange is not obtained on or prior to June 4, 2006, in which case such Exchangeable Preferred shall remain outstanding pursuant to its terms.

        Upon the liquidation, dissolution or winding up of the Company, holders of Exchangeable Preferred will have the right to receive, before any payments are made to the holders of the Company's capital stock ranking junior to the Exchangeable Preferred as to liquidation rights, an amount per share equal to the greater of (i) the purchase price per share of the Exchangeable Preferred plus any accrued and unpaid dividends, or (ii) ten times the 20-day trailing average closing price of the Company's common stock on Nasdaq preceding the date of payment. If the Company consummates a "change in control" (as defined in the Certificate of Designations), holders of Exchangeable Preferred will have the right to receive, before any payments are made to the holders of the Company's capital stock ranking junior to the Exchangeable Preferred as to liquidation rights, an amount per share equal to the greater of (i) the purchase price per share of the Exchangeable Preferred plus any accrued and unpaid dividends, or (ii) ten times the fair market value of the consideration per share of common stock received by each holder of the common stock in the change in control transaction. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Exchangeable Preferred will have no right or claim to any of the Company's remaining assets.

        If the Exchangeable Preferred remains outstanding on later of March 4, 2009 or thirty days after the Company publicly announces the results of its ongoing Phase 3 clinical trial of EFAPROXYN in patients with brain metastases originating from breast cancer (the "Redemption Eligibility Date"), holders of a majority of the outstanding shares of Exchangeable Preferred may cause the Company, at any time thereafter, to redeem all (but not less than all) shares of Exchangeable Preferred for cash in a per share amount equal to the greater of (i) the purchase price per share of Exchangeable Preferred plus any accrued and unpaid dividends, or (ii) ten times the 20-day trailing average closing price of the Company's common stock on Nasdaq preceding the date of redemption, within 30 days of written notice from such initiating holders. In addition, if the Exchangeable Preferred remains outstanding on the Redemption Eligibility Date, the Company may redeem all (but not less than all) shares of Exchangeable Preferred for cash in a per share amount equal to the price determined in the same manner as calculated for a redemption demanded by holders of Exchangeable Preferred.

        Pursuant to the Securities Purchase Agreement, Warburg will have the right to designate members for election to the Company's board of directors. For so long as Warburg owns at least two-thirds of the number of shares of Exchangeable Preferred purchased by Warburg at the initial closing (or two-thirds of the aggregate number of shares of common stock issued upon exchange of such Exchangeable Preferred, if applicable), it shall have the right to designate two members to the Company's board of directors. If Warburg no longer has the right to designate two members of the Company's board of directors, for so long as Warburg owns at least 50% of the number of shares of Exchangeable Preferred purchased by Warburg at the initial closing (or 50% of the aggregate number of shares of common stock issued upon exchange of such Exchangeable Preferred, if applicable), it shall have the right to designate one member to the Company's board of directors. Subject to applicable law and rules and regulations of the SEC and The Nasdaq Stock Market, the Company's will be obligated to use its reasonable best efforts to cause the designated directors to be elected to the board of directors and to cause one of the designated directors to be a member of each principle committee thereof.

        Pursuant to the Securities Purchase Agreement, Warburg will have subscription rights in respect of any future issuance by the Company of its equity securities, so long as it owns at least two-thirds of the number of shares of Exchangeable Preferred purchased by Warburg at the initial closing (or two-thirds of the aggregate number of shares of common stock issued upon exchange of such Exchangeable Preferred, if applicable). If the Company determines to issue any equity securities not subject to such exceptions, then it must provide notice to Warburg and offer to sell a pro rata amount of such securities to Warburg, on the same terms it proposes to sell such securities to other investors, based on Warburg's ownership of the Company's outstanding common stock.

        Pursuant to a Registration Rights Agreement entered into on March 4, 2005 between the Company and Warburg in connection with the financing, a copy of which is attached hereto as Exhibit 10.42, beginning on March 4, 2007, the purchasers of Exchangeable Preferred will be entitled to certain registration rights with respect to the shares of common stock, if any, issued upon exchange of the Exchangeable Preferred. Such purchasers or their assignees will have one demand registration (which may be an underwritten demand but which may be initiated only by Warburg), two S-3 shelf registrations (which may be initiated only by Warburg) and unlimited piggyback rights in respect of any shares of common stock then owned by such purchasers or their assignees.

        As part of its purchase of Exchangeable Preferred in the financing, Warburg entered into a standstill agreement with the Company on March 4, 2005, a copy of which is attached hereto as Exhibit 10.43, agreeing not to pursue, for four years, certain activities the purpose or effect of which may be to change or influence the control of Allos. In addition, with respect to any vote to elect or remove members of the Company's board of directors, Warburg and its affiliates have agreed to vote any shares of the common stock owned by Warburg and its affiliates in excess of 33% of the Company's total outstanding common stock either as recommended by the board of directors or in the same proportion with the votes of shares of all other common stock voted in such election, at Warburg's option.

        The foregoing is a summary of the terms of the Securities Purchase Agreement, the Registration Rights Agreement and the standstill letter agreement, as well as the terms of the Exchangeable Preferred under the Certificate of Designations. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Registration Rights Agreement, the standstill letter agreement and the Certificate of Designations, copies of which are attached hereto (without exhibits, except as separately provided herein) and incorporated herein by reference.

Amendment to Rights Plan

        In May 2003, the Company entered into a Rights Agreement (the "Rights Agreement") with Mellon Investor Services LLC, the Company's transfer agent. In connection with the financing, the Company entered into an amendment to the Rights Agreement with Mellon Investors Services LLC, a copy of which is attached hereto as Exhibit 4.06, to provide that Warburg and its affiliates will be exempt from the Rights Agreement, unless Warburg and its affiliates become, without the Company's prior consent, the beneficial owner of more than 44% of the Company's common stock, calculated as if all shares of Exchangeable Preferred (and including any accrued dividends thereon) have been exchanged for common stock as of immediately following the original issuance of the Exchangeable Preferred. Under the Rights Agreement, the Company's board of directors has express authority to amend the Rights Agreement without stockholder approval; however, pursuant to the standstill agreement discussed above, the Company has agreed not to amend the Rights Agreement in a manner that would cause Warburg to not be exempt from the Rights Agreement as contemplated by the amendment discussed above.

        The foregoing is a summary of the terms of the amendment to the Rights Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Rights Agreement, a copy of which are attached hereto and incorporated herein by reference.

Delay in Issuance of Stock Option Grants

        On February 7, 2005, the compensation committee of the Company's board of directors approved grants of options to purchase an aggregate of 132,000 shares of the Company's common stock to certain of the Company's executive officers pursuant to the Company's 2000 Stock Incentive Compensation Plan, as described in the Company's Current Report on Form 8-K (File No. 000-29815) filed with the Securities and Exchange Commission on February 11, 2005. The report stated that such options were scheduled to be priced and granted on March 1, 2005. However, in connection with their evaluation and approval of the transactions contemplated by the Securities Purchase Agreement, the board of directors deemed it to be in the Company's best interest to postpone the pricing and granting of such options until the close of trading on the Nasdaq National Market on the first trading day following the announcement of the execution of the Securities Purchase Agreement. As a result, such options will now be priced and granted effective March 4, 2005.

Item 2.02 Results of Operations and Financial Condition.

        On March 3, 2004, the Company issued a press release relating to the Company's financial results for the fourth quarter of fiscal year 2004. The press release is attached hereto as Exhibit 99.2, which is furnished under Item 2.02 of this report and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

        Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to Registrant's Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at Registrant's Internet address is not part of this Current Report on Form 8-K or any other report filed by Registrant with the Securities and Exchange Commission.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Effective upon the closing of the sale of shares of Exchangeable Preferred to Warburg pursuant to the Securities Purchase Agreement, on February 28, 2005 the board of directors of the Company appointed Stewart Hen and Jonathan S. Leff to the board of directors, who were designated for election by Warburg pursuant to its right to nominate two directors for election to the board under the terms of the Securities Purchase Agreement, as described in "Item 1.01 Entry into a Material Definitive Agreement" above, which is incorporated herein by reference. Messrs. Hen and Leff are each Managing Directors of Warburg, which purchased approximately $50 million of the Exchangeable Preferred at the closing of the financing.

        In accordance with the Company's Stock Option Grant Program for Non-Employee Directors administered under the Company's 2000 Stock Incentive Compensation Plan (the "2000 Plan"), the Company's board of directors approved the issuance of nonstatutory stock options to purchase 20,000 shares of the Company's common stock to each of Messrs. Hen and Leff. The options shall be subject to the terms and conditions of the 2000 Plan and the Company's standard form of Nonqualified Stock Option Letter Agreement, and they shall be exercisable for a term of ten years at a price per share equal to the closing price of the Company's common stock as quoted on the Nasdaq National Market on the date of grant. The options shall vest in three equal installments on the first, second and third anniversaries of the date of their grant. The standard form of Nonqualified Stock Option Letter Agreement is attached as Exhibit 99.2 to the Company's Current Report on Form 8-K (No. 000-29815) filed on February 11, 2005.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        Effective March 3, 2005, the Company filed a Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Allos Therapeutics, Inc. with the Secretary of State of the State of Delaware. The board authorized the filing of this certificate on February 28, 2005 pursuant to the reservation and designation of 2,714,932 shares of the Company's preferred stock as Series A Exchangeable Preferred Stock in connection with the financing. See the description set out under "Item 1.01 Entry into a Material Definitive Agreement" for a description of the rights, preferences and privileges of the Series A Exchangeable Preferred Stock, which is incorporated herein by reference. The description of the Certificate of Designation is a summary only and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 4.07 and incorporated herein by reference.

Section 8—Other Events

Item 8.01 Other Events.

Placement Agent Agreement

        On February 24, 2005 the Company entered into an amended letter agreement with Needham & Company, Inc. ("Needham"), a copy of which is attached hereto as Exhibit 1.1, pursuant to which Needham agreed to provide placement agent services to the Company in connection with the financing. Upon the closing of the financing, the Company will pay an advisory fee to Needham equal to: 5.0% of the cash proceeds to be invested by Warburg, or $2.5 million based on an anticipated $50 million investment by Warburg; and 2.5% of the cash proceeds, if any, invested by certain of the Company's existing investors, which is expected to equal no more than $250,000 based on an anticipated aggregate investment of up to $10 million by such investors; and 6.0% of the cash proceeds from any additional sales of the Company's securities, although no such additional sales are contemplated under the Securities Purchase Agreement. If, in connection with the financing, the fees paid to Needham do not equal or exceed $2.5 million, the foregoing fee structure will apply to any subsequent sales of the Company's securities within the six months following the termination of the letter agreement. The letter agreement will terminate pursuant to its terms upon the earlier of March 15, 2005 or the date on which the Company sells its securities for aggregate gross proceeds in excess of $57.5 million. The Company will also reimburse Needham for up to $25,000 in legal and other expenses incurred by Needham in connection with its engagement with the Company pursuant to the letter agreement. In addition to other customary terms related to confidentiality and due diligence matters, the letter agreement requires the Company to indemnity Needham and its affiliates, directors, officers, employees and agents against any losses incurred by such parties arising from Needham's engagement with the Company or certain untrue statements in, or omissions from, any offering materials used in connection with the financing.

Financing Press Release

        The press release announcing the financing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Legal Opinion

        Attached as Exhibit 5.1 is the opinion of Cooley Godward llp relating to the legality of the Exchangeable Preferred and the shares of the common stock issuable upon the exchange of such Exchangeable Preferred.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)
Exhibits.

1.1	Letter agreement, dated February 24, 2005, by and between Allos Therapeutics, Inc. and Needham & Company, Inc.
4.06	Amendment to Rights Agreement, dated March 4, 2005, by and among Allos Therapeutics, Inc. and Mellon Investors Services LLC.
4.07	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Allos Therapeutics, Inc.
5.01	Opinion of Cooley Godward LLP.
10.41	Securities Purchase Agreement, dated March 2, 2005, by and among Allos Therapeutics, Inc. and the Investors named therein.
10.42	Registration Rights Agreement, dated March 4, 2005, by and among Allos Therapeutics, Inc. and the investors listed on Schedule 1 thereto.
10.43	Letter agreement, dated March 4, 2005, by and among Allos Therapeutics, Inc., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus & Co., and Warburg Pincus LLC.
23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).
99.1	Press Release, dated March 3, 2005, entitled "Allos Therapeutics Announces $50 Million Financing."
99.2	Press Release, dated March 3, 2005, entitled "Allos Therapeutics Reports Fourth Quarter 2004 Financial Results."

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated March 4, 2005

Allos Therapeutics, Inc.
By:	/s/ MICHAEL E. HART Michael E. Hart
Its:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Letter agreement, dated February 24, 2005, by and between Allos Therapeutics, Inc. and Needham & Company, Inc.
4.06	Amendment to Rights Agreement, dated March 4, 2005, by and among Allos Therapeutics, Inc. and Mellon Investors Services LLC.
4.07	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Allos Therapeutics, Inc.
5.01	Opinion of Cooley Godward LLP.
10.41	Securities Purchase Agreement, dated March 2, 2005, by and among Allos Therapeutics, Inc. and the Investors named therein.
10.42	Registration Rights Agreement, dated March 4, 2005, by and among Allos Therapeutics, Inc. and the investors listed on Schedule 1 thereto.
10.43	Letter agreement, dated March 4, 2005, by and among Allos Therapeutics, Inc., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus & Co., and Warburg Pincus LLC.
23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).
99.1	Press Release, dated March 3, 2005, entitled "Allos Therapeutics Announces $50 Million Financing."
99.2	Press Release, dated March 3, 2005, entitled "Allos Therapeutics Reports Fourth Quarter 2004 Financial Results."

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INFORMATION TO BE INCLUDED IN THE REPORT
  Section 1—Registrant's Business and Operations
  Item 1.01 Entry into a Material Definitive Agreement.
  Item 2.02 Results of Operations and Financial Condition.
  Section 5—Corporate Governance and Management
  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Section 8—Other Events
  Item 8.01 Other Events.
  Section 9—Financial Statements and Exhibits
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX